Exhibit 99.1

Oracle Appoints Hilary Maxson as Chief Financial Officer

AUSTIN, TEXAS – April 6, 2026 — Oracle Corporation (NYSE: ORCL) today announced the appointment of Hilary Maxson as Chief Financial Officer (CFO). Maxson will report to Chief Executive Officer (CEO) Clay Magouyrk and lead the company’s global finance organization, effective April 6, 2026.

Maxson joins Oracle during a period of rapid growth as customer demand for cloud infrastructure exceeds supply. This growing demand for AI training and inferencing, multicloud database, and cloud applications has given Oracle the opportunity to build and scale its cloud infrastructure very rapidly. Oracle’s most recent quarter delivered its strongest performance in over 15 years — exceeding 20% growth for both organic total revenue and non-GAAP earnings per share — and momentum is continuing to build. Meeting this opportunity requires efficient approaches in allocating capital, delivering capacity, driving innovation, and producing profitable, recurring revenue.

“We are pleased that we found a financial leader that matches our culture of strong financial and operational discipline and has experience scaling capital intensive global organizations,” said Clay Magouyrk, CEO, Oracle. “Hilary’s experience spans industrial, infrastructure, and software businesses—sectors where capital intensity and execution excellence are critical to success. Alongside Mike Sicilia, CEO, we are looking forward to working together with our new CFO. I’d like to also thank Doug Kehring for running the finance organization the past six months as we prepared for this transition to Hilary. Doug will be returning his focus to helping optimize and accelerate our go-to-market operations.”

“Oracle has built extraordinary momentum at the intersection of cloud, AI, and industry applications. I’m excited to join at this pivotal moment, and I look forward to partnering with Clay, Mike, and the broader leadership team to continue to invest with discipline and to translate this momentum into durable, long-term value for customers and shareholders,” said Hilary Maxson, CFO, Oracle.

Prior to joining Oracle, Maxson served as Executive Vice President and Group Chief Financial Officer at Schneider Electric, a global leader in electrification, automation, and digitalization with more than $45 billion in annual revenue. Since joining Schneider Electric in 2017, the organization has transformed from an electrical equipment supplier into a digital energy technology partner for key segments, like utilities and datacenters, focused on modernizing the energy landscape around Schneider Electric – from grid to plug – through software, data, and AI. She played a key role in driving performance, scaling operations, and advancing the company’s strategic transformation.

Earlier in her career, Maxson spent 12 years at the AES Corporation, where she held senior leadership roles across finance, strategy, and M&A, supporting complex, capital-intensive infrastructure investments across global markets.

She holds a bachelor’s degree and MBA from Cornell University. She also serves as a non-executive director and Chair of the Audit Committee at Anglo American plc.

With Hilary’s appointment, Doug Kehring will transition out of the role of Oracle’s Principal Financial Officer. Kehring’s leadership helped guide the company through a period of immense scale and structural change, positioning the business for its next phase of expansion.

About Oracle

Oracle offers integrated suites of applications plus secure, autonomous infrastructure in the Oracle Cloud. For more information about Oracle (NYSE: ORCL), please visit us at www.oracle.com.

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“Safe Harbor” Statement: Statements in this press release relating to Oracle’s future plans, expectations, beliefs, intentions, and prospects are “forward-looking statements” and are subject to material risks and uncertainties. A detailed discussion of these factors and other risks that affect our business is contained in Oracle’s Securities and Exchange Commission (SEC) filings, including our most recent reports on Form 10-K and Form 10-Q under the heading “Risk Factors.” These filings are available on the SEC’s website or on Oracle’s website at http://www.oracle.com/investor.

All information in this press release is current as of April 6, 2026, and Oracle undertakes no duty to update any statement in light of new information or future events.

Contact:

Deborah Hellinger

Oracle Corporate Communications

deborah.hellinger@oracle.com